Exhibit 10.2

DATAMEG CORPORATION
OPTION AGREEMENT

This Option Agreement dated January 1, 2007 (the "Agreement") sets forth the terms under which,

NAME: Dan Ference, a QoVox Corporation employee,

(the "Subscriber"), in consideration of his services rendered or to be rendered as more fully described in “Vesting” to Datameg Corporation, a Delaware corporation (the "Company") or to QoVox Corporation (“QoVox”), Datameg Corporation's wholly owned subsidiary, is granted options to purchase shares of the Company's Common Stock.

WHEREAS, the Company has engaged the subscriber to perform certain services in connection with QoVox operations pursuant to an Employment Agreement dated January 1, 2007 (the “Employment Agreement”);

NOW THEREFORE, in connection therewith, the parties set forth hereafter their understanding and agreement:

THIS AGEEMENT DOES NOT CONSTITUTE AN OFFER (A) BY ANYONE IN ANY JURISDICTION IN WHICH THE COMPANY IS NOT QUALIFIED TO MAKE SUCH AN OFFER; (B) TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER; OR (C) IN ANY JURISDICTION IN WHICH SUCH AN OFFER WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION OF THE SECURITIES DEFINED BELOW.

THE OPTIONS AND THE SHARES OF THE COMPANY'S COMMON STOCK SUBJECT TO SUCH OPTIONS, SOMETIMES REFERRED TO HEREIN AS THE "SECURITIES", HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATES, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON CERTAIN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISION (THE "COMMISSION") AND NO REGULATORY BODY HAS PASSED UPON OR ENDORSED THE ACCURACY, ADEQUACY OR COMPLETENESS OF THIS AGREEMENT OR THE SHARES. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. SUBSCRIBERS MUST RELY ON THEIR OWN EXAMINATION OF THIS AGREEMENT AND AVAILABLE INFORMATION CONCERNING THE OFFERING, INCLUDING THE MERITS OF, AND RISKS INVOLVED IN ACQUIRING THE SECURITIES. THE SECURITIES CANNOT BE SOLD UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAW OR WHERE EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

By executing this Agreement, the Subscriber acknowledges, accepts, and agrees to be bound by all the terms contained in this Agreement.

Grant of Options: In consideration of the above, the Company grants to the Subscriber the option to purchase Six Million Two Hundred Fifty Thousand (6,250,000) shares of the Company's Common Stock (the "Shares") for the Option Price set forth below and in accordance with the terms and conditions of this Agreement.

Option Price: The exercise purchase price of the Shares subject to the Options shall be: $0.06/share.

Vesting: Option vesting shall be as follows:

Six Million Two Hundred Fifty Thousand (6,250,000) options shall vest upon execution of the Employment Agreement, of even date herewith.

Subscription Procedure and Consideration for Shares:

The Subscriber hereby subscribes for the Options in consideration for the Subscriber's services to the Company, as described above. Concurrent with execution of this Agreement, Subscriber shall execute and deliver to the Company a copy of this Agreement.

Manner of Exercise: The Options or any portions of the Options shall be exercised only in accordance to the provisions of this Agreement. The person exercising the Options shall give to the Company a written notice that shall (a) state the number of Shares with respect to which the Options are being exercised; and (b) specify a date (other than Saturday, Sunday or legal holiday) not more than ten days after the date of such written notice, as the date on which the Shares will be purchased. Such tender and conveyance shall take place at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option. On the date specified in such written notice, the Company shall accept payment for the Shares being purchased in cash, by bank or certified check, by wire transfer, or by such other means as may be approved by the Company, and shall deliver to the person or persons exercising the Options in exchange therefore an appropriate certificate or certificates for fully paid non-assessable shares or undertake to deliver certificates within a reasonable period of time. In the event of any failure to take up and pay for the number of Shares specified in such written notice on the date set forth therein (or on the extended date as provided above), the right to exercise the Options shall terminate with respect to such number of Shares, but shall continue with respect to the remaining Shares covered by the Options and not yet acquired pursuant thereto.
The person who exercises the Option shall warrant to the Company that, at the time of such exercise, such person is acquiring his or her Option Shares for investment and not with a view to, or for, or in connection with, the distribution of any such Shares, and shall make such other representations, warranties, acknowledgements and affirmations, if any, as the Company may require. In such event, the person acquiring such Shares shall be bound by the provisions of an appropriate legend, which shall be endorsed upon the certificate(s) evidencing his or her Shares issued pursuant to such exercise. The Company may delay issuance of the Shares if completion of any corporate action or required consent is not obtained that the Company deems necessary under any applicable federal or state laws (including and without limitation to state securities or "blue sky" laws).

Conditions to Issuance of Stock Certificates: The share of stock deliverable upon the exercise of the Option, or any portion thereof, may be previously authorized, but issued or un-issued shares, which have been reacquired by the Company. Such shares shall be fully paid and non-assessable, but may be subject to federal stock legend restrictions as required by law.

Rights of Shareholders: The Subscriber shall not be, nor have any of the rights or privileges of a shareholder of the Company in respect to any shares purchasable upon exercise of any part of the Options unless and until certificates representing such shares have been issued by the Company to the Subscriber.

Exercise and Duration: Except as specified below, the Options may be exercised at any time until their expiration on December 31, 2009. Notwithstanding the foregoing, in the case of the Subscriber's death, the Options shall expire on the one-year anniversary of the Subscriber's death.

These stock options are being granted by the Company as compensation for current and or future services provided under engagement agreements or employment agreements with the Company or QoVox Corporation. In the event that the Company or QoVox Corporation terminates the service engagement or employment of the subscriber for cause, all unexercised stock options will be deemed forfeit. In the event that the subscriber self terminates the services or employment of the subscriber for any reason, all unvested stock options as of the date of the termination of the services will be deemed forfeit and the subscriber shall have 60 days or the expiration date stated above, which ever comes first, to exercise any vested stock options. In the event that the Company or QoVox Corporation terminates the services or employment of the subscriber for lack of cause, all unvested stock options as of the date of the termination of the services will be deemed forfeit and the subscriber shall have 60 days or the expiration date stated above, which ever comes first, to exercise any vested stock options.

Transfer of Option:   Unless otherwise permitted by applicable law and approved in advance by the Company in its sole discretion, the Option shall not be transferable by the Subscriber and shall be exercisable during the Subscriber's lifetime, only by such Subscriber or his or her guardian or legal representative in the event of the Subscriber's incapacity. Except as otherwise permitted herein, the Option shall not be assigned, pledged, hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment,  or similar process  and  any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted thereunto contrary to the provisions of this Paragraph, or the levy of any attachment or similar process shall be null and void. This Paragraph shall not however prevent transfers by will or by the applicable laws of descent and distribution.

Shares to be Reserved: The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Subscriber's Representations, Warranties and Covenants: Concerning the Option and Underlying Shares, the Subscriber, now and upon exercise, represents, warrants to and covenants with the Company as the case may be as follows:

The Subscriber is purchasing the Securities solely for his or her own account, for investment purposes only and not with an intent to divide its participation with others, resell, or otherwise dispose of all or any part of such investment.

The Subscriber will be the beneficial owner of the Securities standing in the Subscriber's name.

The Subscriber has been furnished with the sufficient written and oral information about the Company to allow it to make an informed investment decision prior to purchasing the Investment and has been furnished access to any additional information that it may require.

The Subscriber is fully familiar with the business proposed to be conducted by the Company and with the Company's use and proposed use of the proceeds from the sale of Securities.

The Subscriber has adequate means of providing for its current needs and contingencies and has no need for liquidity in its Investment.

The Subscriber has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the Investment.

The Subscriber is able to bear the economic risk of losing his or her entire Investment.

The Subscriber has a pre-existing relationship with the Company or a member of its Board of Directors, which enables Subscribers to be aware of the character and general business and financial circumstances of the Offeror and its management.

The Subscriber is knowledgeable and has experience concerning investments of the type represented by the Investment.

The Subscriber's overall financial commitment to investments that are not readily marketable is not disproportionate to its net worth and the Investment will not cause its overall commitment to be excessive.

The Subscriber acknowledges and is aware that;

(i) THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION, OR BY STATE SECURITIES AGENCY, THAT THE SECURITIES ARE A SPECULATIVE INVESTMENT WHICH INVOLVE MATERIAL RISK OR LOSS OF THE SUBSCRIBERS ENTIRE INVESTMENT, AND THERE ARE SUBSTANTIAL RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES; (ii) the securities will not be and the subscriber has no right to require that the securities be registered under the Act or under the Securities laws of any state or jurisdiction and there will be no public market for the Securities; and (iii) it may not be possible for the Subscriber to liquidate or transfer the Securities.

The Subscriber agrees to hold the Company, its agents, managers, and their respective successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any sale or distribution by the Subscriber in violation of the Act or any state securities laws. All representations, warranties and indemnities made by the Subscriber with reference to the Act shall be deemed to be equally applicable in connection with all applicable state and securities laws.

The Subscriber understands that the Securities have not been registered under the Act, or under any state exempt from registration. The Subscriber further acknowledges that the reliance on such exemptions is in part based upon the foregoing representations, warranties and covenants of the Subscriber.

Survival of Representations, Warranties, Covenants and Agreements: The
representations, warranties, covenants and agreements contained herein shall survive the delivery of and the payment for the securities.

Notices: Any and all notices, designations, consents, offers, acceptances or any other communication provided for herein shall be given in writing and shall be either hand delivered or sent by recognized overnight express courier service or by United States mail (registered or certified, return receipt requested) to the parties at the following addresses: (i) if to Company, in care of its President (or the President's delegate in the case of the President's absence, Addressed to the Company's principal place of business and (ii) if to the Subscriber, to the address appearing below or to such other address as may be designated by the Subscriber in writing in accordance with this Section. Notice shall be deemed effective upon receipt or within Three (3) days after deposit in the United States mail (properly addressed with postage prepaid thereon), whichever is earlier.

General Provisions: This Agreement shall be binding upon and shall insure the benefit of the parties and their respective successors, assigns, executors and administrators. This Agreement and the respective and obligations of the parties may not be assigned by any party without the prior written consent of the other. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof and cannot be amended, supplemented or modified except by an instrument in writing signed by the party against whom enforcement of any such amendment, supplement or modification is sought. The failure of any provision of this Agreement shall not be construed to be a waiver by such party of any succeeding breach of such provision or a waiver by such party of any breach of any other provision.

Executed and acknowledged by the Subscriber as of this 12th day of January, 2007.

SUBSCRIBER:

Signature: /s/ Dan Ference
Print Name: Dan Ference

Address: _______________________
            Raleigh, North Carolina, ________

The foregoing subscription for Options to purchase 6,250,000 Shares of Common Stock of Datameg Corp., by Dan Ference is hereby accepted as of this ___ day of ___ 20__.

DATAMEG CORPORATION

By:/s/ James Murphy
     James Murphy, President